Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

Kayne Anderson BDC, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(o)		$	$150,000,000.00	0.0001381	$20,715.00

Total Offering Amounts:							$150,000,000.00		20,715.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$20,715.00

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Offering Note(s)

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table in the Registrant’s Registration Statement on Form N-2 (File. No. 333-294788) in accordance with Rules 456(b) and 457(r) of the Securities Act.